Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-122908, 333-150804, 333-174319, 333-188602, 333-202012, 333-216058, 333-236622, and 333-270271) on Form S-8 of our report dated November 19, 2024, with respect to the consolidated financial statements of Dolby Laboratories, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
November 19, 2024